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                      [LETTERHEAD OF BAKER BOTTS L.L.P.]






                                                                     EXHIBIT 5.1

                                                                 August 21, 2000



U.S. Concrete, Inc.
1330 Post Oak Blvd., Suite 1220
Houston, Texas 77056

Gentlemen:

          U.S. Concrete, Inc., a Delaware corporation, has engaged us to render our opinion as to the legality of the following securities (the "Securities") it may offer, issue and sell from time to time at an aggregate initial offering price that will not exceed the amount the registration statement we describe below specifies:

          . its unsecured senior and subordinated debt securities;

          . shares of its preferred stock, par value $.001 per share;

          . shares of its common stock, par value $.001 per share, and the associated rights to purchase shares of its preferred stock; and

          . warrants to purchase the other Securities.

          U.S. Concrete has filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") a registration statement on Form S-3 (Reg. No. 333-42860) which relates to its offering and sale of the Securities under the 1933 Act's Rule 415. In this letter, "Registration Statement" means that registration statement when it becomes effective under the 1933 Act, and "Prospectus" means the prospectus the Registration Statement includes.

          For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

          . the Registration Statement and its exhibits, including:

            . Exhibit 4.6 (the "Senior Debt Indenture Form"); and

            . Exhibit 4.7 (the "Subordinated Debt Indenture Form"); and
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[BAKER BOTTS L.L.P.]
U.S. Concrete                         -2-                       August 21, 2000


          . U.S. Concrete's certificate of incorporation and bylaws as in effect on the date of this letter (the "Charter Documents").

          We base the opinions we express below in part on the following assumptions we have made:

          . the Registration Statement and each post-effective amendment thereto, if any, will have become effective under the 1933 Act;

          . for each type or series of Securities U.S. Concrete offers by means of the Prospectus, U.S. Concrete will have prepared and filed with the SEC under the 1933 Act a prospectus supplement, including any pricing amendment thereto, which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities U.S. Concrete is so offering, which also described that other type or series;

          . U.S. Concrete will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws;

          . in the case of Securities of any type which U.S. Concrete issues and sells, the board of directors of U.S. Concrete or any committee of one or more members of that board which that board has designated in accordance with the Charter Documents and applicable Delaware law (that board or any such committee being the "Board") will have taken all corporate action necessary to:

               . authorize the issuance of those Securities and the other
                 Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities; and

               . approve the terms of the offering and sale of those Securities;

          . in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

          . in the case of debt securities of any series the Securities include:

               . if those debt securities will not be subordinate to any other indebtedness of U.S. Concrete, an indenture substantially in the form of the Senior Debt
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[BAKER BOTTS L.L.P.]
U.S. Concrete                         -3-                       August 21, 2000

                 Indenture Form will have been duly executed and delivered by U.S. Concrete and the trustee under that indenture;

               . if those debt securities will be subordinated to other
                 indebtedness of U.S. Concrete, an indenture substantially in the form of the Subordinated Debt Indenture Form will have been duly executed and delivered by U.S. Concrete and the trustee under that indenture;

               . in accordance with the terms of the indenture under which those debt securities will be issued, the Board will have designated and established the terms of the series to which those debt securities belong;

               . the indenture under which those debt securities will be issued will have become qualified under the Trust Indenture Act of 1939;

               . forms of securities complying with the terms of the indenture under which those debt securities will be issued and evidencing those debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of that indenture and either:

                    . the provisions of the applicable purchase agreement under which U.S. Concrete will sell those Securities; or

                    . if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

               . in the case of shares of preferred stock of any series the
                 Securities include, the Board will have duly adopted resolutions designating and establishing the terms of that series and caused a certificate of designations respecting that series to be prepared and filed with the Secretary of State of the State of Delaware;

               . in the case of any warrants the Securities include, the Board will have established the terms of those warrants, and the warrant agreement under which those warrants will be issued will have been duly executed and delivered by U.S. Concrete and the warrant agent under that warrant agreement;

               . in the case of shares of common or preferred stock or warrants the Securities include, certificates representing those shares or warrants will have been duly
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[BAKER BOTTS L.L.P.]
U.S. Concrete                         -4-                       August 21, 2000

                 executed, countersigned, registered and delivered in accordance with the provisions of the Charter Documents and either:

                    . the provisions of the applicable purchase agreement under which U.S. Concrete will sell those Securities; or

                    . if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

               . in the case of each share of common or preferred stock the
                 Securities include, the purchase price therefor payable to U.S. Concrete, or, if those shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to U.S. Concrete for that conversion, exchange, redemption or exercise will not be less than the par value of that share; and

               . U.S. Concrete and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities.

          On the basis of and subject to the foregoing, we are of the opinion that:

          1. U.S. Concrete is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

          2. The shares of common stock and preferred stock the Securities include will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

          3. The debt securities and the warrants the Securities include will, when issued, constitute legal, valid and binding obligations of U.S. Concrete, entitled to the benefits of the applicable indenture (in the case of the debt securities) or warrant agreement (in the case of the warrants) under which they are issued and enforceable against U.S. Concrete in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
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[BAKER BOTTS L.L.P.]
U.S. Concrete                         -5-                       August 21, 2000


          We limit the opinions we express above in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, each as in effect on the date hereof.

          We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent
Section 7 of the 1933 Act requires to be filed with the Registration Statement.

                              Very truly yours,

                              /s/ BAKER BOTTS L.L.P.